EXHIBIT 10.1

SETTLEMENT AGREEMENT AND STIPULATION

THIS SETTLEMENT AGREEMENT and Stipulation, dated as of August 3, 2016 (the "Agreement"), by and between plaintiff Tarpon Bay Partners LLC (“TARPON”), and defendant Andalay Solar, Inc.  (the “Company ”).
BACKGROUND:

WHEREAS, the Company has  bona fide outstanding liabilities  in a  principal amount of not less than $630,393.03; and,

WHEREAS, these outstanding liabilities are past due; and,

WHEREAS, TARPON acquired these liabilities pursuant to certain Claim Purchase Agreement(s) entered into between it and the Company's creditors (as set forth in Schedule A hereto); and

WHEREAS, TARPON and the Company desire to resolve, settle, and compromise these  liabilities (hereinafter collectively referred to as the “Claims”).

NOW, THEREFORE, the parties hereto agree as follows:

1.         Defined Terms.     As used in this Agreement, the following terms shall have the following meanings specified or indicated (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

"AGREEMENT" shall have the meaning specified in the preamble hereof.

“CLAIM AMOUNT” shall mean $630,393.03

"COMMON STOCK" shall mean the Company's common stock, $0.0001 par value per share,  and  any  shares  of  any  other  class  of  common  stock  whether  now  or  hereafter authorized,  having  the  right  to  participate  in  the  distribution  of  dividends  (as  and  when declared) and assets (upon liquidation of the Company).

“COURT” shall mean the Circuit Court of the Second Judicial Circuit, Leon County, Florida.

"DISCOUNT" shall mean thirty  (30%) percent.

"DTC" shall have the meaning specified in Section 3b. "DWAC" shall have the meaning specified in Section 3b. "FAST" shall have the meaning specified in Section 3b.

“GROSS  PROCEEDS”  shall  mean  proceeds  from  sales  of  Settlement  Shares  (as defined below) by TARPON.
“NET PROCEEDS” shall mean Gross Proceeds less all brokerage, clearing and delivery related fees and charges associated with the generation of such Gross Proceeds, including but not limited to, commission and execution fees, ticket and deposit fees, DTC and Non-DTC, transfer agent and clearing agent fees, as well as proceeds from the sale of Fee Shares, if any, as defined below.

"PRINCIPAL MARKET" shall mean the Nasdaq National Market, the Nasdaq SmallCap Market, the Over the Counter Bulletin Board, OTCXD, the American Stock Exchange or the New York Stock Exchange, whichever is at the time the principal trading exchange or market for the Common Stock.

“REMITTANCE AMOUNT” shall mean NET PROCEEDS multiplied by one minus the Discount ((1 – 0.30) or 0.70);

“SELLER“ shall mean any individual or entity listed on Schedule A, who originally owned the Claims.

“SETTLEMENT SHARES” shall have the meaning specified in Section 3a.

"TRADING DAY" shall mean any day during which the Principal Market shall be open for business.

"TRANSFER AGENT" shall mean the transfer agent for the Common Stock (and to any substitute or replacement transfer agent for the Common Stock upon the Company's appointment of any such substitute or replacement transfer agent).

2.           Fairness  Hearing.  Upon  the  execution  hereof,  Company  and  TARPON  agree, pursuant to Section 3(a)(10) of the Securities Act of 1933, 15 U.S.C. 77a, et seq. (as amended) (the “Securities Act”), and any applicable section of the General Statutes of Florida, to promptly submit  this Agreement to the Court for a hearing on the fairness of such terms and conditions herein set forth, including, without limitation,  the issuance, exempt from registration, of the Settlement Shares.  This Agreement shall become binding upon the parties only upon entry of an order by the Court substantially in the form annexed hereto as Exhibit A (the “Order”).

    3.           Settlement Shares.

a.  Following entry of an Order by the Court in accordance3with  Paragraph  2  hereof  and  upon  the  delivery,  by  TARPON  and  the  Company,  of  the Stipulation of Dismissal (as defined below),  the Company shall issue and deliver to TARPON shares of its Common Stock (the “Settlement Shares”) in one or more tranches, as necessary, sufficient to generate proceeds such that the aggregate Remittance Amount equals the Claim Amount, subject to the adjustment and ownership limitations set forth below.   In addition, upon entry of the Order, the Company shall (a) issue to TARPON a Convertible Promissory Note in the principal amount of Thirty Five Thousand Dollars ($35,000), and (b) issue to Corinthian Partners LLC a Convertible Promissory Note in the principal amount of Seven Thousand Five Hundred dollars ($7,500) (“Promissory Notes”). The Promissory Notes shall have no registration rights, shall carry an annual interest rate of 10%, and shall be convertible into the common stock of the Company at 80% of the low closing bid price for the thirty (30) days prior to conversion.

b.  No later than the fifth Trading Day following the date that the Court enters the Order, time being of the essence, the Company shall: (i) cause its legal counsel to issue an opinion to the Company’s transfer agent, in form and substance reasonably acceptable to TARPON and such transfer agent, that the shares of Common Stock to be issued as the initial issuance and any additional issuance are legally issued, fully paid and non-assessable, are exempt from registration under the Securities Act, may be issued without restrictive legend, and may be resold by TARPON without restriction ; and, (ii) issue the Promissory Note and the Settlement Shares, in tranches as necessary, by physical delivery, or as Direct Registration Systems  (DRS)  shares  to  TARPON’s  account  with  The  Depository  Trust  Company  (DTC)  or through the Fast Automated Securities Transfer (FAST) Program of DTC’s Deposit/Withdrawal Agent Commission (DWAC) system, without any legends or restriction on transfer.   The date upon which the first tranche of the Settlement Shares are deposited   into TARPON’s account and are available for sale by TARPON shall be referred to as the “Issuance Date”.

c. The Company shall deliver to TARPON, through the initial tranche and any required additional tranches, that number of Settlement Shares, the proceeds from the sale of  which  shall  generate  an  aggregate  Remittance  Amount  equal  to  the  Claim  Amount. Following the sale and settlement of each tranche of Settlement Shares issued by the Company to TARPON, TARPON shall cause to be disbursed the Remittance Amount associated with such tranche to Sellers in accordance with the Claim Purchase Agreements.   To the extent that the Company issues Settlement Shares in excess of that necessary to satisfy the   Claim Amount, TARPON shall return any excess Settlement Shares to the Company for retirement to treasury stock.  The parties reasonably estimate that the fair market value of the Settlement Shares to be received by TARPON will be in an aggregate approximate amount of   $900,561.00.   The parties acknowledge that the number of Settlement Shares to be issued pursuant to this Agreement is indeterminable as of the date of its execution, and could well exceed the current existing number of shares outstanding as of the date of its execution.

d.  Notwithstanding  anything  to  the  contrary  contained  herein,  the Settlement  Shares  beneficially  owned  by  TARPON  at  any  given  time  shall  not  exceed  the number of such shares that, when aggregated with all other shares of the Company's Common Stock  then beneficially owned by TARPON, or deemed beneficially owned by TARPON, would result in TARPON's owning more than 9.99% of all of such Common Stock as would then be outstanding,   as determined in accordance with Section 16 of the Securities Exchange Act of 1934, 15 U.S.C. § 78a, et seq. (as amended) (the "Securities Exchange Act")  and the regulations promulgated thereunder.   In compliance therewith, the Company agrees to deliver the Initial Issuance and any additional issuances in one or more tranches.

4.         Necessary Action.   At all times after the execution of this Agreement and entry of the Order by the Court, each party hereto agrees to take or cause to be taken all such necessary action including, without limitation, the execution and delivery of such further instruments and documents, as may be reasonably requested by any party for such purposes or otherwise necessary to effect and complete the transactions contemplated hereby.

5.         Releases.   Upon receipt of all of the Settlement Shares required to be delivered by the Company to TARPON in consideration of the terms and conditions of this Agreement, and excluding  the obligations, representations and covenants arising or made hereunder or a breach hereof, the parties hereby release, acquit and forever discharge the other and each, every and all of their current and past officers, directors, shareholders, affiliated corporations, subsidiaries, agents, employees, representatives, attorneys, predecessors, successors and assigns (the “Released Parties”), of and from any and all claims, damages, cause of action, suits and  costs,  of  whatever  nature,  character  or  description,  whether  known  or  unknown, anticipated or unanticipated, which the parties may now have or may hereafter have or claim to have against each other with respect to the Claims.  Nothing contained herein shall be deemed to negate or affect TARPON’s right and title to any securities heretofore or hereafter issued to it by the Company .

6.           Representations.  The Company hereby represents, warrants and covenants to TARPON as follows:

a. There are Ten Billion (10,000,000,000) shares of Common Stock of the Company authorized, of which six hundred, fifty three million, one hundred and eight thousand, eight hundred and eighty (653,108,880) shares are issued and outstanding as of August 1, 2016;

b. The shares of Common Stock to be issued pursuant to the Order are duly authorized and, when issued, will be duly and validly issued, fully paid and non-assessable, free and clear of all liens, encumbrances and preemptive and similar rights to subscribe for or purchase securities;

c. Upon Court  approval of this  Agreement and  entry of the Order, the shares will be exempt from registration under the Securities Act and issuable without any restrictive legend;

d. The  Company  has  reserved  from  its  duly  authorized  capital  stock  a number of shares of Common Stock at least equal in amount to the number of shares that could be issued pursuant to the terms of the Order;

e. If, at any time, it appears reasonably likely that there may be insufficient authorized shares to fully comply with the Order, Company shall promptly increase its authorized shares to ensure its ability to timely comply with the Order;

f. The execution of this Agreement and performance, by the parties, of their respective obligations pursuant to the Order (as memorialized herein), will not (1) conflict with, violate or cause a breach or default under any agreement(s) between the Company and any creditor (or any affiliate thereof) respecting or concerning   the accounts receivable comprising the Claims, or (2) require any waiver, consent, or other action of the Company or any creditor, or their respective affiliates, that has not already been obtained;

g, The   Company   hereby   waives   any   provision   in   any   agreement(s) respecting or concerning the accounts receivable-s comprising the Claims which may require or purport  to  require  that    payments  be  applied  in  a  certain  order,  manner,  or  fashion,  or providing for exclusive jurisdiction in any court other than this Court ;

h. The Company has all necessary power and authority to execute, deliver and perform all of its obligations under this Agreement;

i. The  execution,  delivery  and  performance  of  this  Agreement  by  the Company has been duly authorized by all requisite action on the part of the Company (including a majority of its independent directors), and this Agreement has been duly executed and delivered by the Company.

j. The Company did not enter into any   transaction(s) giving rise to the Claims in contemplation of any sale or distribution of the Company’s common stock or other securities;

k. There  has  been  no modification, compromise,  forbearance, or  waiver
entered into or given by the Company to any Seller with respect to the Claims.   There is no action based on the Claims  currently pending against the Company in any court or other legal venue; nor has any judgment- based upon the Claims been entered against the Company in the context of any legal proceeding;

l. There are no taxes due, payable or withholdable as an incident of Seller’s provision of goods and services, and no taxes will be due, payable or withholdable as a result of the settlement of the Claims, as provided for herein;

m.  [reserved]

n. To the best of the Company’s knowledge, no Seller will utilize,  directly or indirectly,     any  of  the  proceeds  received  from  TARPON  in  respect  of     the  Claims     as consideration for any investment to be made  in the Company or any affiliate of the Company;

o. The Company has not received any notice (oral or written) from the SEC or Principal Market regarding  a halt, limitation or suspension of trading in the Common Stock; and

p. No Seller will receive, directly or indirectly,  any consideration from, or be compensated in any manner by, the Company, or any affiliate of the Company, in exchange for or in consideration of the sale of  the Claims.

q. The Company acknowledges that TARPON or its affiliates may, from time to time, hold outstanding securities of the Company, including securities which may be convertible in shares of the Company’s Common Stock at a floating conversion rate tied to the current market price for the stock.  The number of shares of Common Stock issuable pursuant to  this  Agreement  may  increase  substantially  in  certain  circumstances,  including,  but  not necessarily  limited  to  the  circumstance  wherein  the  trading  price  of  the  Common  Stock declines. The Company’s executive officers and directors have studied and fully understand the nature of the transactions contemplated by this Agreement and recognize that they may have a potential dilutive effect.  The board of directors of the Company has concluded in its good faith business judgment that such transaction is in the best interests of the Company.  The Company specifically acknowledges that its obligation to issue the Settlement Shares is binding upon the Company and enforceable regardless of the potential dilutive effect  such issuance may have on the ownership interests of other shareholders of the Company.

TARPON hereby represents, warrants and covenants to Company as follows:

a.         It is the owner of the Claims and, subject to the Court's approval of the terms and conditions herein set forth, obligated to satisfy the Claims in their entirety;

b.         It is a limited liability company duly filed and in good standing under the laws of the State of Florida; and,

c.         The execution, delivery and performance of this Agreement   by TARPON has been duly authorized by all requisite action on the part of TARPON, and this Agreement has been duly executed and delivered by TARPON.

7.         Continuing  Jurisdiction.        In  order  to  enable  the  Court  to  grant  specific enforcement  or  other  equitable  relief  in connection with  this  Agreement,    the  parties  (a) consent to the continuing jurisdiction of the Court for purposes of enforcing this Agreement, and (b)  expressly waive any contention that there is an adequate remedy at law or similar contention  that might otherwise preclude the entry of injunctive or other equitable relief.

8.           Conditions Precedent/ Default .

a.           If Company   fails to deliver   the Settlement Shares and the Promissory Note to TARPON in the form and mode  required by Section 3 hereof;

b.           If the Order shall not have been entered by the Court on or prior to September 30 , 2016;

c.           If the Company  fails to comply with the Covenants set forth in Paragraph 14 hereof;

d.           If Bankruptcy, dissolution, receivership, reorganization, insolvency or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Company; or, if the trading of the Common Stock shall have been halted, limited, or suspended by the SEC or on the Principal Market; or, trading in securities generally on the Principal Market shall have been suspended or limited; or, minimum prices shall been established for securities traded on the Principal Market; or, there shall have been any material adverse change (i) in the Company’s finances or operations,  or  (ii)  in  the  financial  markets  such  that,  in  the  reasonable  judgment  of  the TARPON, it is impracticable or inadvisable to trade the Settlement Shares.     In the event such suspension, limitation or other action is not cured within ten (10) trading days, then TARPON, in its sole discretion,  may deem the Company to be in default.  Should TARPON declare a default pursuant to this Settlement Agreement, and such default is not cured within ten (10) business days  after  written  notice  of  such  default  is  given  to  the  Company,  then  this  Settlement Agreement shall be void, ab initio, and of no force or effect .  TARPON shall retain the Claim (for further re-assignment and reversion to the Creditor upon default) until fully satisfied by the Company pursuant to this Settlement Agreement.  The Claim shall be and remain a valid and effective debt and obligation of the Company, enforceable in accordance with its terms, and such debt shall not be deemed or construed as having been exchanged, settled, compromised, modified, satisfied, or otherwise impaired in any manner whatsoever, notwithstanding the execution of this Settlement Agreement by the parties hereto. The foregoing shall be effective and applicable notwithstanding any releases included in this Settlement Agreement, or any other terms or provisions of this Settlement Agreement, and this provision shall control and supersede any other terms or provisions of this Settlement Agreement.

9. Information.  Company and TARPON each represent that prior to the execution of this Agreement, they have fully informed themselves of its terms, contents, conditions and effects, and that no promise or representation of any kind has been made to them except as expressly stated in this Agreement.

10.  Ownership  and  Authority. The  Company  and  TARPON  each  represent  and warrant that neither of them has  sold, assigned, transferred, conveyed or otherwise disposed of all or any portion of any claim, demand, right, or cause of action, relating to any matter covered  by  this  Agreement.    Each  also  has  the  power  and  authority  and  has  been  duly authorized to enter into and perform their respective obligations pursuant to this Agreement, which is enforceable according to its terms.

11. No Admission.   This Agreement  has been entered into in order to compromise disputed claims and to avoid the uncertainty and expense of the litigation.   Neither this Agreement nor any Order which may issue in respect of same  shall  be offered or received into evidence in any action or proceeding; nor shall this Agreement or any Order which may issue in respect of same constitute or be treated as  an admission or concession on the part of either party with respect to all, or any portion, of the subject matter hereof.

12.  Binding Nature.  This Agreement shall be binding on all parties executing this Agreement and their respective successors, assigns and heirs.

13.  Authority to Bind.    Each party to this Agreement represents and warrants that the execution, delivery and performance of this Agreement and the consummation of the transactions provided in this Agreement have been duly authorized by all necessary action of the respective parties  and that the person executing this Agreement on  behalf of each party has the full capacity to bind that party.  Each party further represents and warrants that it has been represented by independent counsel of its choice in connection with the preparation, negotiation and execution of this Agreement.

14. Covenants.

a. For  so  long  as  TARPON  or  any  of  its  affiliates  holds  any  Settlement Shares, neither the Company nor any of its affiliates shall, without the prior written consent of TARPON (which consent may not unreasonably be withheld),  vote any shares of Common Stock owned or controlled by it (unless voting in favor of a proposal approved by a majority of Company’s Board of Directors), or solicit any proxies or seek to advise or influence any person with respect to any voting securities of Company, which vote, solicitation or advise may (1) cause  a class of the Company's securities  to be delisted from a national securities exchange or to cease to be authorized to be quoted in an inter-dealer quotation system of a registered national securities association, or, (2) cause  a class of the Company's equity securities  to become eligible for termination of registration pursuant to Section 12(g)(4) of the Securities Exchange Act.   Similarly, the Company covenants and agrees not to take   any action which would impede the purposes and objectives of this  Agreement.

b. Upon the signing of the Order , the Company shall file with the  SEC whatever pertinent filings may be necessary to give this Agreement full force and effect.

15.       Indemnification.    The Company shall indemnify, defend and hold TARPON and its affiliates harmless with respect to all obligations of the Company arising from or incident or related to this Agreement, including, without limitation, any claim or action brought derivatively or directly by any  shareholder(s) of the Company.

16.       Legal Effect.    The parties to this Agreement represent that each of them has been advised as to the terms and legal effect of this Agreement and   any Order which may issue in connection herewith.  The parties to this Agreement further represent   that the settlement and compromise of the Claims provided for herein  is final and conclusive.

17.        Waiver of Defense.  Each party hereto waives a statement of decision, and the right to appeal from the Order after its entry.  The Company further waives any defense based upon any prohibition  against splitting causes of action.  The prevailing party in any action or proceeding commenced  to enforce the Order shall be entitled to recover from the other the value of any and all reasonable attorney fees and costs incurred in connection therewith. Except as expressly set forth herein, each party shall bear responsibility for payment of its own attorney fees, costs and/or expenses .

18.       Signatures.   This Agreement may be signed in counterparts and the Agreement, together with its counterpart signature pages, shall be deemed valid and binding on each party when duly executed by all parties. This Agreement may be amended only by an instrument in writing signed by the party to be charged with enforcement thereof. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

19.           Choice of Law, Etc.  Notwithstanding the place where this Agreement may be executed by either of the parties, or any other factor, all terms and provisions hereof shall be governed by and construed in accordance with the laws of the State of Florida, applicable to agreements made and to be fully performed in that State and without regard to the principles of conflicts of laws thereof.   Any action brought to enforce, or otherwise arising out of this Agreement shall be brought only in the  Court (as defined in this Agreement).

20.           Exclusivity.  For a period of thirty (30) days from the date of the execution of this Agreement, (a) the Company and its representatives shall not directly or indirectly discuss, negotiate or consider any proposal, plan or offer from any other party relating to the acquisition and/or conveyance of any further liabilities, or any financial transaction having an effect or result similar to the transactions subject of this Agreement,   and (b) TARPON shall have the exclusive right to negotiate and execute any and all  documentation necessary to effectuate the terms herein set forth  and any other mutually acceptable terms.

21.           Inconsistency.   In the event of any inconsistency between the terms of this Agreement  and  any  other document  executed  in connection herewith, the  terms  of this Agreement shall control to the extent necessary to resolve such inconsistency.

22.           NOTICES.  Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be deemed effectively given on the earliest of

(a) the date delivered, if delivered by personal delivery as against written receipt therefor or by confirmed facsimile transmission,

(b)  the seventh business day after deposit, postage prepaid, in the United States Postal Service by registered or certified mail, or

(c)  the second business day after mailing by domestic or international express courier, with delivery costs and fees prepaid, in each case, addressed to each of the other parties thereunto entitled at the following addresses (or at such other addresses as such party may designate by ten (10) days’ advance written notice similarly given to each of the other parties hereto).

Company:

Andalay Solar, Inc.
Attn: Edward Bernstein
Chief Executive Officer
Tel No.: 415-860-9332
E-mail: ebernstein@andalaysolar.com

and the copy should go to:

To:  Tarpon

Tarpon Bay Partners LLC

17210 Germano Court
Naples, FL 34110
Telephone No.: 203-431-8300

IN WITNESS WHEREOF, the parties have duly executed this Settlement Agreement and Stipulation as of the date first indicated above.

TARPON BAY PARTNERS LLC

/s/ Stephen Hicks
By: ___________________________
Name: Stephen Hicks
Title: Manager

ANDALAY SOLAR, INC.

/s/ Edward Bernstein
By: ___________________________
Name: Edward Bernstein
Title: Chief Executive Officer